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As filed with the Securities and Exchange Commission on June 20, 2005

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FPL GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	59-2449419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Universe Boulevard
Juno Beach, Florida 33408
(Address of Principal Executive Offices) (Zip Code)

GEXA CORP. 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
GEXA CORP. AMENDED AND RESTATED 2004 INCENTIVE PLAN
GEXA CORP. NON-STATUTORY STOCK OPTION AGREEMENTS
(Full title of the plans)

Edward F. Tancer, Esq. Vice President & General Counsel FPL Group, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Thomas R. McGuigan, P.A. Steel Hector & Davis LLP 1900 Phillips Point West 777 South Flagler Drive West Palm Beach, Florida 33401 (561) 650-7200	Robert J. Reger, Jr., Esq. Thelen Reid & Priest, LLP 875 Third Avenue New York, New York 10022 (212) 603-2000

(Name and address of agents for service)
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(3)-(5)	Proposed Maximum Aggregate Offering Price(3)-(5)	Amount of Registration Fee

Gexa Corp. 2002 Non-Employee Director Stock Option Plan:
Common Stock, $.01 par value	67,280(2)	(3)	$799,960(3)	$95(6)
Preferred Share Purchase Rights (1)

Gexa Corp. Amended and Restated 2004 Incentive Plan:
Common Stock, $.01 par value	170,722(2)	(4)	$4,804,463(4)	$566(6)
Preferred Share Purchase Rights (1)

Gexa Corp. Non-Statutory Stock Option Agreements:
Common Stock, $.01 par value	142,969(2)	(5)	$1,612,773(5)	$190(6)
Preferred Share Purchase Rights (1)

(1)
The preferred share purchase rights are attached to and will trade with the common stock of FPL Group, Inc. ("Common Stock"). The value attributable to the preferred share purchase rights, if any, is reflected in the market price of the Common Stock.

(2)
Pursuant to Rule 416(a) under the Securities Act, this registration statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the exercise price of $11.89 with respect to options to purchase an aggregate of 67,280 shares of Common Stock granted under the Gexa Corp. 2002 Non-Employee Director Stock Option Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act on the basis of (i) the exercise price of $27.11 with respect to options to purchase an aggregate of 120,262 shares of Common Stock granted under the Gexa Corp. Amended and Restated 2004 Incentive Plan (the "2004 Plan"), (ii) the exercise price of $28.12 with respect to options to purchase an aggregate of 8,410 shares of Common Stock granted under the 2004 Plan, (iii) the exercise price of $29.01 with respect to options to purchase an aggregate of 5,046 shares of Common Stock granted under the 2004 Plan, (iv) the exercise price of $29.73 with respect to options to purchase an aggregate of 16,820 shares of Common Stock granted under the 2004 Plan, and (v) the exercise price of $32.76 with respect to options to purchase an aggregate of 20,184 shares of Common Stock granted under the 2004 Plan.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act on the basis of (i) the exercise price of $8.92 with respect to options to purchase an aggregate of 50,460 shares of Common Stock granted under the Stock Option Agreement, made October 1, 2001, by and between Neil Leibman and Gexa Corp., (ii) the exercise price of $8.92 with respect to options to purchase an aggregate of 8,410 shares of Common Stock granted under the Stock Option Agreement, made October 1, 2001, by and between Marcie Zlotnik and Gexa Corp., (iii) the exercise price of $11.89 with respect to options to purchase an aggregate of 25,230 shares of Common Stock granted under the Stock Option Agreement, made July 16, 2003, by and between Neil Leibman and Gexa Corp., and (iv) the exercise price of $13.38 with respect to options to purchase an aggregate of 58,869 shares of Common Stock granted under the Employment Agreement dated October 18, 2003, by and between James Burke and Gexa Corp., as amended by the Severance Agreement dated October 1, 2004, by and between James Burke and Gexa Corp.

(6)
Since no separate consideration is paid for the preferred share purchase rights, the registration fee for such securities is included in the registration fee for the Common Stock.

        This registration statement shall become effective upon filing with the Securities and Exchange Commission ("SEC") in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

EXPLANATORY NOTE

        This registration statement covers 67,280 shares and 170,722 shares of common stock of FPL Group, Inc. ("FPL Group") that could be issued upon exercise of all outstanding options under the 2002 Non-Employee Director Stock Option Plan and the Amended and Restated 2004 Incentive Plan of Gexa Corp. ("Gexa"), respectively, and a total of 142,969 shares of common stock of FPL Group that could be issued under certain stock options issued by Gexa other than under such plans (the "Non-Plan Options"). FPL Group assumed these stock plans and the Non-Plan Options upon the consummation on June 17, 2005 of the merger of Gexa with an indirectly wholly-owned subsidiary of FPL Group pursuant to the terms of an Agreement and Plan of Merger, dated as of March 28, 2005 among Gexa, FPL Group and the other parties thereto.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Not required to be filed with the SEC.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed with the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by FPL Group are incorporated herein by reference:

          1.     Annual Report on Form 10-K of FPL Group for the fiscal year ended December 31, 2004;

          2.     FPL Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

          3.     FPL Group's Current Reports on Form 8-K filed with the SEC on January 4, 2005, January 28, 2005, February 10, 2005, March 16, 2005 and March 24, 2005 (as amended by Form 8-K/A filed with the SEC on May 24, 2005).

        In addition, all reports and documents filed by FPL Group pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

        Any statement contained in this registration statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

  General

        The following statements describing FPL Group's common stock are not intended to be a complete description. For additional information, please see FPL Group's Restated Articles of Incorporation, as amended, to which we refer as the "Charter", and its bylaws, which set forth the terms of the common stock. Please also see the Mortgage and Deed of Trust, dated as of January 1, 1944, between Florida Power & Light Company ("FPL") and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented, to which we refer as the "Mortgage", which contains restrictions that may limit the ability of FPL to pay dividends to FPL Group. Each of these documents has been previously filed with the Securities and Exchange Commission ("SEC") and are exhibits to this registration statement. Reference is also made to the laws of the State of Florida.

        FPL Group's authorized capital stock consists of 800,000,000 shares of common stock, $.01 par value, and 100,000,000 shares of serial preferred stock, $.01 par value. As of June 10, 2005, 392,008,489 shares of common stock were issued and outstanding and no shares of serial preferred stock were issued and outstanding. See "Preferred Share Purchase Rights" below. The FPL Group common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of common stock are, and when issued the shares offered hereby will be, fully paid and non-assessable. In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management. See also "FPL Group Preferred Stock" below.

        All outstanding FPL Group common stock is listed on the NYSE and trades under the symbol "FPL." The registrar and transfer agent for the FPL Group common stock is Computershare Investor Services, LLC.

        A number of provisions that are in FPL Group's Charter and bylaws will make it difficult for another company to acquire FPL Group and for a holder of FPL Group common stock to receive any related takeover premium for its shares. See "Voting Rights and Non-Cumulative Voting", "Preferred Share Purchase Rights" and "FPL Group Preferred Stock" below.

  Dividend Rights

        Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof.

        The Charter of FPL Group does not limit the dividends that can be paid on the common stock. However, as a practical matter, the ability of FPL Group to pay dividends on the common stock is dependent upon dividends paid to it by its subsidiaries, primarily FPL. FPL's ability to pay dividends is limited by restrictions contained in the Mortgage. However, these restrictions do not currently limit FPL's ability to pay dividends to FPL Group from its retained earnings.

        FPL Group Capital Inc ("FPL Group Capital"), a subsidiary of FPL Group, has issued junior subordinated debentures in connection with preferred trust securities previously issued by FPL Group Capital Trust I, which junior subordinated debentures are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to delay interest payments on its outstanding junior subordinated debentures for an extension period of up to 20 consecutive quarters. FPL Group, FPL and/or FPL Group Capital may issue, from time to time, additional junior subordinated debentures in connection with the issuance of additional preferred trust securities. FPL Group, FPL and/or FPL Group Capital may have a similar right to delay interest payments for those additional junior subordinated debentures. If FPL Group Capital and/or FPL Group exercises any right to delay an interest payment, FPL Group would not be able to pay dividends on its common stock or preferred stock during the extension period with certain limited exceptions. If FPL exercises any right to delay an interest payment, it would not be able to pay dividends to any holder of its common stock or preferred stock, including FPL Group, during the extension period with certain limited exceptions.

        FPL Group has issued stock purchase contracts, as a component of stock purchase units, which require FPL Group to make periodic contract adjustment payments to the holders of the stock purchase units. FPL Group has a right to delay these payments during the term of the stock purchase contracts. FPL Group may issue, from time to time, additional stock purchase contracts as a component of stock purchase units. FPL Group may have a similar right to delay contract adjustment payments on these additional stock purchase contracts. If FPL Group exercises any right to delay a contract adjustment payment, it will not be able to pay dividends on its common stock or preferred stock during the period such payments are delayed with certain limited exceptions.

        In addition, FPL Group may issue one or more series of its serial preferred stock, $.01 par value, without the approval of its shareholders. Any series of preferred stock could be entitled to receive dividends in preference to the payment of dividends on FPL Group's common stock.

  Voting Rights and Non-Cumulative Voting

        In general, the holders of FPL Group common stock are entitled to one vote per share for the election of directors and for other corporate purposes. The Charter:

  (a)
  permits the shareholders to remove a director only for cause and only by the affirmative vote of 75% in voting power of the outstanding shares of common stock and other outstanding voting stock, voting as a class;

  (b)
  provides that a vacancy on the FPL Group board may be filled only by the remaining directors;

  (c)
  permits shareholders to take action only at an annual meeting, or a special meeting duly called by certain officers, the FPL Group board or the holders of a majority in voting power of the outstanding shares of voting stock entitled to vote on the matter;

  (d)
  requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to approve certain Business Combinations (as defined below) with an Interested Shareholder (as defined below) or its affiliate, unless approved by a majority of the Continuing Directors (as defined below) or, in certain cases, unless certain minimum price and procedural requirements are met; and

  (e)
  requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to amend the bylaws or to amend certain provisions of the Charter including those provisions discussed in (a) through (d) above.

        Such provisions may have significant effects on the ability of the shareholders to change the composition of an incumbent FPL Group board or to benefit from certain transactions which are opposed by an incumbent FPL Group board.

        The term "Interested Shareholder" is defined in the Charter to include a security holder who owns 10% or more in voting power of the outstanding shares of voting stock, and the term "Continuing Director" is defined in the Charter to include any director who is not an affiliate of an Interested Shareholder. The above provisions dealing with Business Combinations involving FPL Group and an Interested Shareholder may discriminate against a security holder who becomes an Interested

Shareholder by reason of the beneficial ownership of such amount of common or other voting stock. The term "Business Combination" is defined in the Charter to include:

  (a)
  any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (i) an Interested Shareholder or (ii) any other corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder;

  (b)
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any Interested Shareholder or any affiliate of an Interested Shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10,000,000 or more;

  (c)
  the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10,000,000 or more;

  (d)
  the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an Interested Shareholder or an affiliate of an Interested Shareholder; or

  (e)
  any reclassification of securities, including any reverse stock split, or recapitalization, of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect wholly-owned subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

        The holders of common stock do not have cumulative voting rights, and therefore the holders of more than 50% of a quorum (majority) of the outstanding shares of common stock can elect all of FPL Group's directors. Unless otherwise provided in the Charter or the bylaws or in accordance with applicable law, the affirmative vote of a majority of the total number of shares represented at a meeting and entitled to vote is required for shareholder action on a matter. Voting rights for the election of directors or otherwise, if any, for any series of the serial preferred stock, will be established by the FPL Group board when such series is issued. See "FPL Group Preferred Stock" below.

  Liquidation Rights

        After satisfaction of creditors and payments due to the holders of serial preferred stock, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets. See "FPL Group Preferred Stock" below.

  Preferred Share Purchase Rights

        The following statements describing FPL Group's preferred share purchase rights (each, a "Right") are not intended to be a complete description. For additional information, please see the form of Rights Agreement, dated as of July 1, 1996, between FPL Group and Computershare Investor Services, LLC, as successor Rights Agent, as amended, which sets forth the terms of the Rights. The Rights Agreement and amendments thereto have been previously filed with the SEC and are exhibits to this registration statement.

        On June 17, 1996, FPL Group's board declared a dividend of one Right for each outstanding share of common stock. Thereafter, until the Distribution Date (as defined below), FPL Group will issue one

Right with each newly issued share of common stock. Each Right (prior to the expiration or redemption of the Rights) will entitle the holder thereof to purchase from FPL Group one two-hundredth of a share of FPL Group's Series A Junior Participating Preferred Stock, $.01 par value ("Junior Preferred Shares"), at an exercise price of $120 per one one-hundredth of a Junior Preferred Share ("Purchase Price"), subject to adjustment. Until the Distribution Date, the Rights are represented by the shares of common stock, and are not exercisable or transferable apart from the common stock. The "Distribution Date" is the earlier to occur of:

  (a)
  the tenth day after the public announcement that a person or group has acquired beneficial ownership of 10% or more of the common stock; or

  (b)
  the tenth business day after a person commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the common stock. At any time before a person or group becomes a 10% holder, the FPL Group board may extend the 10-day period.

        Separate certificates evidencing the Rights will be mailed to holders of the common stock as of the close of business on the Distribution Date. The Rights are exercisable at any time after the Distribution Date, unless earlier redeemed, or exchanged, and could then begin trading separately from the common stock. The Rights do not have any voting rights and are not entitled to dividends.

        If a person or group becomes a 10% holder, each Right not owned by the 10% holder would become exercisable for the number of shares of common stock which, at that time, would have a market value of two times the exercise price of the Right. In the event that FPL Group is acquired in a merger or other business combination transaction, or 50% or more of FPL Group's assets or earning power are sold or otherwise transferred, after a person or group has become a 10% holder, each Right will entitle its holder to purchase, at the exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

        The Rights are redeemable by FPL Group's board in whole, but not in part, at $.005 per Right at any time prior to the time that a person or group acquires beneficial ownership of 10% or more of the outstanding common stock. The Rights will expire on June 30, 2006 (unless the expiration date is extended or the Rights are earlier redeemed or exchanged as described below).

        The Purchase Price, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

  (a)
  in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares;

  (b)
  as a result of the grant to holders of Junior Preferred Shares of certain rights or warrants to subscribe for or purchase Junior Preferred Shares at a price, or securities convertible into Junior Preferred Shares with a conversion price, at less than the current market price of Junior Preferred Shares; or

  (c)
  as a result of the distribution to holders of Junior Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Shares) or of subscription rights or warrants (other than those referred to above).

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The number of Rights and the number of Junior Preferred Shares purchasable upon exercise of each Right are also subject to adjustment in the event of a stock split, subdivision, consolidation, combination or common stock dividend on the common stock prior to the Distribution Date.

        The FPL Group board may exchange the Rights at an exchange ratio of one share of common stock per Right at any time that is:

  (a)
  after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding common stock; and

  (b)
  before the acquisition by a person or group of 50% or more of the outstanding common stock.

        The Rights have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire FPL Group without conditioning the offer on the redemption of the Rights or on the acquisition of a certain number of Rights. The Rights beneficially owned by that person or group may become null and void. The Rights should not interfere with any merger or other business combination approved by FPL Group's board, since the Rights may be redeemed by FPL Group at $.005 per Right prior to the time that a person or group has acquired beneficial ownership of 10% or more of the common stock.

        The Junior Preferred Shares purchasable upon exercise of the Rights will be entitled to cumulative quarterly dividends in preference to the common stock at a rate per share equal to the greater of $10 and 100 times the dividend declared on the common stock for such quarter. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged, each Junior Preferred Share will be entitled to receive 100 times the amount and type of consideration received per share of common stock. In the event of a liquidation of FPL Group, the holders of Junior Preferred Shares will be entitled to receive in preference to the common stock the greater of $100 per share and 100 times the payment made per share of common stock. FPL Group has the right to issue other serial preferred stock ranking prior to the Junior Preferred Shares with respect to dividend and liquidation preferences. The Junior Preferred Shares will be redeemable after June 30, 2006, at FPL Group's option, in whole or in part, at a redemption price per share equal to the greater of the following:

  (a)
  the per share Purchase Price; and

  (b)
  the then current market price of a Junior Preferred Share.

        Each Junior Preferred Share will have 100 votes on all matters submitted to a vote of the shareholders of FPL Group, voting together with the common stock. The rights of the Junior Preferred Shares as to dividends, liquidation, redemption and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation, redemption and voting rights of the Junior Preferred Shares, the value of the interest in a Junior Preferred Share purchasable upon the exercise of each Right should approximate the value of one share of common stock.

        FPL Group's board may amend the Rights Agreement and the Rights, without the consent of the holders of the Rights. However, any amendment adopted after a person or group becomes a 10% holder may not adversely affect the interests of holders of Rights. The 10% holder level discussed above is subject to certain exceptions.

  FPL Group Preferred Stock

        FPL Group may issue one or more series of its serial preferred stock, $.01 par value, without the approval of its shareholders. Each series may have terms that differ from those of any other series and may provide for dividend, liquidation, voting and other rights that are superior or prior to those of FPL Group's common stock. In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        Section 607.0850 of the Florida Statutes generally permits FPL Group to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to FPL Group if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of FPL Group. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, FPL Group may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of FPL Group. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This section of the Florida Statutes also permits FPL Group to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute any of the following:

  •
  a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful);

  •
  a transaction from which he derived an improper personal benefit;

  •
  an action in violation of Florida Statutes Section 607.0834 (unlawful distributions to shareholders); or

  •
  willful misconduct or a conscious disregard for the best interests of FPL Group in a proceeding by or in the right of FPL Group to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

        Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless:

  •
  the director breached or failed to perform his duties as a director; and

  •
  the director's breach of, or failure to perform, those duties constitutes any of the following:

  o
  a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

  o
  a transaction from which the director derived an improper personal benefit, either directly or indirectly;

  o
  a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable;

  o
  in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or

  o
  in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

        The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

        FPL Group's bylaws provide generally that FPL Group shall, to the fullest extent permitted by law, indemnify all of its directors and officers, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of FPL Group, as well as any employees or agents of FPL Group's or other persons serving at the request of FPL Group in any capacity with any entity or enterprise other than such registrant to whom FPL Group has agreed to grant indemnification to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an indemnified person. Such indemnification covers all expenses incurred by any indemnified person (including attorneys' fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

        In addition, FPL Group carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

*4(a)	Restated Articles of Incorporation of FPL Group dated December 31, 1984, as amended through March 10, 2005 (filed as Exhibit 3(i) to Registration Statement on Form S-4 dated April 28, 2005, File No. 333-124438).
*4(b)	Bylaws of FPL Group as amended February 12, 2001 (filed as Exhibit 3(ii)a to Form 10-K for the year ended December 31, 2000, File No. 1-8841).
*4(c)
Form of Rights Agreement, dated as of July 1, 1996, between FPL Group and EquiServe Trust Company, N.A. as successor to Fleet National Bank (f/k/a The First National Bank of Boston), as Rights Agent (filed as Exhibit 4 to Form 8-K dated June 17, 1996, File No. 1-8841).
*4(d)
Second Amendment to Rights Agreement, dated as of December 26, 2002, between FPL Group and EquiServe Trust Company, N.A. as successor to Fleet National Bank (f/k/a The First National Bank of Boston), as Rights Agent (filed as Exhibit 3 to Form 8-A/A dated January 3, 2003, File No. 1-8841).
*4(e)
Third Amendment to Rights Agreement, dated as of January 1, 2004, between FPL Group, Computershare Investor Services, LLC as successor Rights Agent, and EquiServe Trust Company, N.A. as predecessor Rights Agent (filed as Exhibit 4 to Form 8-A/A dated December 19, 2003, File No. 1-8841).
*4(f)
Certificate of Adjustment, dated March 15, 2005, to the Rights Agreement, dated July 1, 1996, as amended, between FPL Group, Inc. and Computershare Investor Services, LLC, as successor Rights Agent (filed as Exhibit 4(b) to Form 8-K dated March 16, 2005, File No. 1-8841).
*4(g)
Mortgage and Deed of Trust dated as of January 1, 1944, and One hundred and seven Supplements thereto, between FPL and Deutsche Bank Trust Company Americas, Trustee (filed as Exhibit B-3, File No. 2-4845; Exhibit 7(a), File No. 2-7126; Exhibit 7(a), File No. 2-7523; Exhibit 7(a), File No. 2-7990; Exhibit 7(a), File No. 2-9217; Exhibit 4(a)-5, File No. 2-10093; Exhibit 4(c), File No. 2-11491; Exhibit 4(b)-1, File No. 2-12900; Exhibit 4(b)-1, File No. 2-13255; Exhibit 4(b)-1, File No. 2-13705; Exhibit 4(b)-1, File No. 2-13925; Exhibit 4(b)-1, File No. 2-15088; Exhibit 4(b)-1, File No. 2-15677; Exhibit 4(b)-1, File No. 2-20501; Exhibit 4(b)-1, File No. 2-22104; Exhibit 2(c), File No. 2-23142; Exhibit 2(c), File No. 2-24195; Exhibit 4(b)-1, File No. 2-25677; Exhibit 2(c), File No. 2-27612; Exhibit 2(c), File No. 2-29001; Exhibit 2(c), File No. 2-30542; Exhibit 2(c), File No. 2-33038; Exhibit 2(c), File No. 2-37679; Exhibit 2(c), File No. 2-39006; Exhibit 2(c), File No. 2-41312; Exhibit 2(c), File No. 2-44234; Exhibit 2(c), File No. 2-46502; Exhibit 2(c), File No. 2-48679; Exhibit 2(c), File No. 2-49726; Exhibit 2(c), File No. 2-50712; Exhibit 2(c), File No. 2-52826; Exhibit 2(c), File No. 2-53272; Exhibit 2(c), File No. 2-54242; Exhibit 2(c), File No. 2-56228; Exhibits 2(c) and 2(d), File No. 2-60413; Exhibits 2(c) and 2(d), File No. 2-65701; Exhibit 2(c), File No. 2-66524; Exhibit 2(c), File No. 2-67239; Exhibit 4(c), File No. 2-69716; Exhibit 4(c), File No. 2-70767; Exhibit 4(b), File No. 2-71542; Exhibit 4(b), File No. 2-73799; Exhibits 4(c), 4(d) and 4(e), File No. 2-75762; Exhibit 4(c), File No. 2-77629; Exhibit 4(c), File No. 2-79557; Exhibit 99(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669; Exhibit 99(a) to Post-Effective Amendment No. 1 to Form S-3, File No. 33-46076; Exhibit 4(b) to Form 10-K for the year ended December 31, 1993, File No. 1-3545; Exhibit 4(i) to Form 10-Q for the quarter ended June 30, 1994, File No. 1-3545; Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 1995, File No. 1-3545; Exhibit 4(a) to Form 10-Q for the quarter ended March 31,1996, File No. 1-3545; Exhibit 4 to Form 10-Q for the quarter ended June 30, 1998, File No. 1-3545; Exhibit 4 to Form 10-Q for the quarter ended March 31, 1999, File No. 1-3545; Exhibit 4(f) to Form 10-K for the year ended December 31, 2000, File No. 1-3545; Exhibit 4(g) to Form 10-K for the year ended December 31, 2000, File No. 1-3545; Exhibit 4(o), File No. 333-102169; Exhibit 4(k) to Post-Effective Amendment No. 1 to Form S-3, File No. 333-102172; Exhibit 4(l) to Post-Effective Amendment No. 2 to Form S-3, File No. 333-102172; Exhibit 4(m) to Post-Effective Amendment No. 3 to Form S-3, File No. 333-102172; Exhibit 4(a) to Form 10-Q for the quarter ended September 30, 2004, File No. 2-27612); and Exhibit 4(f) to Amendment No. 1 to Form S-3, File No. 333-125275.

*4(h)	Gexa Corp. Amended and Restated 2004 Incentive Plan (filed as Exhibit 10.7 to Form 8-K dated November 3, 2004, File No. 1-31435).
*4(i)
Gexa Corp. Form of Nonstatutory Stock Option Grant Under Gexa Corp. 2004 Incentive Plan between Gexa Corp. and its employees (filed as Exhibit 10.9 to Form 8-K dated November 3, 2004, File No. 1-31435).
*4(j)
Gexa Corp. Form of Non-Employee Director Nonstatutory Stock Option Grant Agreement Under Gexa Corp. 2004 Incentive Plan between Gexa Corp. and its directors (filed as Exhibit 10.10 to Form 8-K dated November 3, 2004, File No. 1-31435).
*4(k)	Gexa Corp. 2002 Non-Employee Director Stock Option Plan (filed as Exhibit 4.1 to Registration Statement on Form S-8 dated June 22, 2004, File No. 333-116722).
*4(l)
Form of Stock Option Award Agreement Under Gexa Corp. 2002 Non-Employee Director Stock Option Plan (filed as Exhibit 4.2 to Registration Statement on Form S-8 dated June 22, 2004, File No. 333-116722).
*4(m)	Stock Option dated October 1, 2001 with Mr. Neil M. Leibman (filed as Exhibit 4.3 to Registration Statement on Form S-8 dated June 22, 2004, File No. 333-116722).
*4(n)	Stock Option dated July 16, 2003 with Mr. Neil M. Leibman (filed as Exhibit 4.4 to Registration Statement on Form S-8 dated June 22, 2004, File No. 333-116722).
*4(o)	Stock Option dated October 1, 2001 with Ms. Marcie Zlotnik (filed as Exhibit 4.5 to Registration Statement on Form S-8 dated June 22, 2004, File No. 333-116722).
*4(p)	Stock Option dated October 27, 2003 with Mr. James A. Burke (filed as Exhibit 4.7 to Registration Statement on Form S-8 dated June 22, 2004, File No. 333-116722).
5	Opinion and consent of Steel Hector & Davis LLP.
23(a)	Consent of Deloitte & Touche LLP.
23(b)	Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this registration statement).
24	Power of Attorney (included on the signature pages of this registration statement).

*
Incorporated by reference as indicated.

Item 9. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (a)(1)(i) or (a)(1)(ii) if such information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

        Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on the 20th day of June, 2005.

FPL GROUP, INC.
By:	/s/ LEWIS HAY, III Lewis Hay, III Chairman of the Board, President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEWIS HAY, III Lewis Hay, III	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2005
/s/ MORAY P. DEWHURST Moray P. Dewhurst	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 20, 2005
/s/ K. MICHAEL DAVIS K. Michael Davis	Controller and Chief Accounting Officer (Principal Accounting Officer)	June 20, 2005
H. Jesse Arnelle	Director
/s/ SHERRY S. BARRAT Sherry S. Barrat	Director	June 20, 2005
/s/ ROBERT M. BEALL, II Robert M. Beall, II	Director	June 20, 2005

Signature	Title	Date

/s/ J. HYATT BROWN J. Hyatt Brown	Director	June 20, 2005
/s/ JAMES L. CAMAREN James L. Camaren	Director	June 20, 2005
/s/ RUDY E. SCHUPP Rudy E. Schupp	Director	June 20, 2005
/s/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 20, 2005
Hansel E. Tookes, II	Director
/s/ PAUL R. TREGURTHA Paul R. Tregurtha	Director	June 20, 2005
/s/ FRANK G. ZARB Frank G. Zarb	Director	June 20, 2005

Index to Exhibits

Exhibit Number	Description
5	Opinion and consent of Steel Hector & Davis LLP.
23(a)	Consent of Deloitte & Touche LLP.
23(b)	Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this registration statement).

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
POWER OF ATTORNEY
SIGNATURES
Index to Exhibits